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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                  CURENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 15, 2002



                                  VillageEDOCS
             (Exact name of registrant as specified in its charter)

           California                  000-31395                33-0668917
 -----------------------------     -----------------      --------------------
 (State or other jurisdiction        (Commission              (IRS Employer
       of incorporation)             File Number)          Identification No.)

            14471 Chambers Rd.                                    92780
      Ste. 105, Tustin, California
        -------------------------                         ---------------------
 (Address of principal executive offices)                      (Zip Code)


        Registrant's telephone number, including area code (714) 734-1030

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Item 5.  Other Events.

On July 15, 2002, the Registrant completed the restructuring of approximately $508,000 of certain promissory notes and related accrued interest of approximately $125,000 due to one investor with original maturity dates of June 30, 2002 and October 31, 2003.

Pursuant to the Promissory Note Modification Agreement entered into on July 15, 2002, the maturity date of the various notes comprising the $508,000 of principal was extended until October 31, 2005. The restructured notes are repayable earlier in the event a controlling interest in the Registrant is acquired by a third party or the Registrant receives net cash proceeds from equity financing of $3,000,000 or more. In addition, these notes are convertible into shares of the Registrant's common stock at any time at the option of the holder of these notes at the conversion price equal to the lower of $0.10 or the average of the closing bid price of the Registrant's common stock for the 10 consecutive trading days prior to the conversion election date. In addition, the holder of the note was granted piggyback registration rights. These notes maintain a 10% interest rate.

Item 7. Financial Statements and Exhibits

     Exhibit 4.1. Promissory Note Modification Agreement dated July 15, 2002 by and between the Registrant and James W. Townsend. *

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     Exhibit 4.2. Form of Unsecured Convertible Promissory Note. Previously
filed as Exhibit 4.5 to the Registrant's Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission on May 15, 2002 and incorporated herein by reference.

     Exhibit 99. Press Release dated July 18, 2002 *

*Filed herewith.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 VillageEDOCS

                                                   (Registrant)

   July 22, 2002                   /s/ Michael Richard
  ---------------                  ------------------------------------
       Date                        Michael Richard, Controller